Exhibit 99.1

Moleculin Announces Pricing of $5 Million Underwritten
Public Offering

HOUSTON – February 9, 2017 – Moleculin Biotech, Inc., (NASDAQ: MBRX) ("Moleculin" or the "Company"), a preclinical pharmaceutical company focused on the development of anti-cancer drug candidates, many of which are based on license agreements with The University of Texas System on behalf of the M.D. Anderson Cancer Center, today announced the pricing of an underwritten public offering of securities for gross proceeds of approximately $5 million, prior to deducting underwriting discounts, commissions and offering expenses payable by the Company.

The offering is comprised of 3,710,000 units, priced at a public offering price of $1.35 per unit, with each unit consisting of: (i) one share of common stock, (ii) a five-year Series A warrant to purchase 0.50 of a share of common stock, (iii) a 90-day Series B warrant to purchase one share of common stock, and (iv) a five-year Series C warrant to purchase 0.50 of a share of common stock. The Series C warrants in a unit may only be exercised to the extent and in proportion to a holder of the Series C warrants exercising its Series B warrants included in the unit. The Series A and Series C warrant will have an exercise price of $1.50 per share of common stock. The Series B warrant will have an exercise price of $1.35 per share of common stock. The securities comprising the units are immediately separable and will be issued separately. The offering is expected to close on or about February 14, 2017, subject to the satisfaction or waiver of customary closing conditions.

In addition, the Company has granted the underwriters a 45-day option to purchase up to 556,500 additional shares of common stock and/or 556,500 additional warrant combinations (comprised of an aggregate of 278,250 Series A warrants, 556,500 Series B warrants and 278,250 Series C warrants), in any combinations thereof, solely to cover over-allotments, if any, at the public offering price per share or warrant combination, as applicable, less the underwriting discounts and commissions.

Roth Capital Partners and National Securities Corporation are acting as joint book-running managers.

The securities are offered pursuant to a registration statement on Form S-1 (File No. 333-214898), which was declared effective by the Securities and Exchange Commission (SEC) on February 8, 2017. A final prospectus related to the offering will be filed with the SEC on or about February 9, 2017. Copies of the final prospectus, when available, may be obtained at the SEC's website at www.sec.gov, or by contacting Roth Capital Partners 888 San Clemente Drive, Newport Beach, CA 92660, (800) 678-9147.

2575 West Bellfort | Suite 333 | Houston, TX 77054 | www.moleculin.com

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Moleculin Biotech, Inc.

Moleculin Biotech, Inc. is a preclinical pharmaceutical company focused on the development of anti-cancer drug candidates, some of which are based on discoveries made at M.D. Anderson Cancer Center. Our lead product candidate is Annamycin, a Phase II clinical stage anthracycline for the treatment of relapsed or refractory acute myeloid leukemia, more commonly referred to as AML. We also have two pre-clinical small molecule portfolios, one of which is focused on the modulation of hard-to-target tumor cell signaling mechanisms and the recruitment of the patient’s own immune system. The other portfolio targets the metabolism of tumors.

For more information about Moleculin, please visit http://www.moleculin.com

Forward-Looking Statements

Some of the statements in this release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties. Forward-looking statements in this press release include, without limitation, the ability to close the offering. These statements relate to future events, future expectations, plans and prospects. Although Moleculin Biotech believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. Moleculin Biotech has attempted to identify forward-looking statements by terminology including ''believes,'' ''estimates,'' ''anticipates,'' ''expects,'' ''plans,'' ''projects,'' ''intends,'' ''potential,'' ''may,'' ''could,'' ''might,'' ''will,'' ''should,'' ''approximately'' or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Any forward-looking statements contained in this release speak only as of its date. We undertake no obligation to update any forward-looking statements contained in this release to reflect events or circumstances occurring after its date or to reflect the occurrence of unanticipated events.

Contacts

PCG Advisory Group

Investors:

Kirin M. Smith

Chief Operating Officer

D: 646.863.6519

E: ksmith@pcgadvisory.com